Exhibit 10.13

PORTER BANCORP, INC.

POLICY STATEMENT

INCENTIVE COMPENSATION BONUS PLAN

FOR SENIOR LEADERSHIP

EFFECTIVE JANUARY 1, 2008

OBJECTIVE

This Plan is designed to attract and retain excellent employees and to align the interests of our employees with the interests of our stockholders. The plan shall reward and promote performance based upon predetermined and defined measurable objectives. It further has been designed to reward above-average performance and to enhance risk-management procedures of the bank.

NOTE: The goal metrics are attached to document as Exhibit A. Peer metrics will be used for Banks identified in Exhibit B.

SENIOR LEADERSHIP TEAM AND DESIGNATED MANAGEMENT PERSONNEL

The Senior Leadership Team and designated management personnel (as designated by the Board of Directors in the organizational Board meeting) can earn up to 30% of their salary based upon the bank’s performance. Each point scored translates to 1% of salary.

SUPPLEMENTAL SENIOR LEADERSHIP TEAM BONUS - $5,000

The Senior Leadership Team will be eligible for an additional bonus of $5,000 if EPS increases 10% or more over the prior year.

Exhibit A

Sr. Leadership Team and Designated Management Personnel

	% Points	Level 1 Target	% Points	Level 2 Points
EPS	3	105%xPrior Year	6	110%xPrior Year
ROAA	3	Peer	6	110%xPeer
ROAE	3	Peer	6	110%xPeer
NIM	3	Peer	6	110%xPeer
Efficiency	3	Peer	6	Peer/110%

Total Possible Incentive	15		30

Supplemental Senior Leadership Team Cash Bonus

	Target	Bonus
EPS (PBIB)	110% of Prior Year	$5,000

Exhibit B

PBIB Comparable Peer Group

•	Bank of Kentucky Financial Corporation

•	Community Bank Shares of Indiana, Inc.

•	Community Trust Bancorp, Inc.

•	Farmers Capital Bank Corporation

•	First Financial Service Corporation

•	Integra Bank Corporation

•	Republic Bancorp, Inc.

•	S.Y. Bancorp, Inc.